CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-298294 on Form S-6 of our report dated October 29, 2026, relating to the financial statement of FT 13260, comprising Vest Nasdaq 100 Buffered 20 Portfolio, Series 46, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 29, 2026